Exhibit 24

POWERS OF ATTORNEY

Each of the undersigned directors of Omnicare, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint Robert O. Kraft and Alexander M. Kayne, and each of them with full power to act without the other, as his or her true and lawful agents and attorneys-in-fact, for him or her and in his or her respective name, to execute the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and any one or more amendments thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, hereby ratifying and confirming all that said agents and attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

/s/ James D. Shelton	February 12, 2015
James D. Shelton	Date

/s/ John L. Bernbach	February 12, 2015
John L. Bernbach	Date

/s/ James G. Carlson	February 12, 2015
James G. Carlson	Date

/s/ Mark A. Emmert	February 12, 2015
Mark A. Emmert, Ph.D.	Date

/s/ Steven J. Heyer	February 12, 2015
Steven J. Heyer	Date

/s/ Sam R. Leno	February 12, 2015
Sam R. Leno	Date

/s/ Barry P. Schochet	February 12, 2015
Barry P. Schochet	Date

/s/ Amy Wallman	February 12, 2015
Amy Wallman	Date